UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2025 (January 15, 2025)

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41358	47-3324725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8181 Arista Place, Suite 100
Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 275-2266

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common Stock	ACON	Nasdaq Stock Market
Common Stock Warrants	ACONW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 15, 2025, Aclarion, Inc., a Delaware corporation (the “Company”) entered into an underwriting agreement “the “Underwriting Agreement’) with Dawson James Securities, Inc., as representative of the underwriter (the “Underwriter”) for the offer and sale (the “Offering”) of an aggregate of (i) 100,000 shares (the “Shares”) of its common stock, par value $0.00001 per share (“Common Stock”), (ii) 143,900,000 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 143,900,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) in lieu of Shares, (iii) 144,000,000 Series A Common Warrants (the “Series A Common Warrants”) to purchase up to 144,000,000 shares of Common Stock (the “Series A Warrant Shares”) and (iv) 144,000,000 Series B Common Warrants (the “Series B Common Warrants” and, together with the Series A Common Warrants, the “Common Warrants”) to purchase up to 144,000,000 shares of Common Stock (“the “Series B Warrant Shares” together with the Series A Warrant Shares, the “Warrant Shares”). Each Share or Pre-Funded Warrant, as applicable, was sold together with one Series A Common Warrant to purchase one share of Common Stock and one Series B Common Warrant to purchase one share of Common Stock. The public offering price for each Share and accompanying Common Warrants was $0.10, and the public offering price for each Pre-Funded Warrant and accompanying Common Warrants was $0.09999 (the “Offering Price”). In addition, the Company granted the Underwriter an option to purchase up to an additional 21,000,000 shares of our common stock (or Pre-Funded Warrants in lieu of shares of Common Stock), at the public offering price, less underwriting discounts and commissions, and up to an additional 21,000,000 Series A Common Warrants and up to an additional 21,000,000 Series B Common Warrants at a nominal price within 45 days from January 15, 2025, to cover over-allotment sales. The Underwriter exercised its option to purchase 21,000,000 Series A Common Warrants and 21,000,000 Series B Common Warrants.

The Pre-Funded Warrants have an exercise price of $0.00001 per share, are exercisable immediately and expire when exercised in full. Each Series A Common Warrant will have an exercise price per share of $0.20 and will be exercisable beginning on the first trading day following the date on which Stockholder Approval (as defined below) is received and deemed effective (the “Initial Exercise Date” or the “Stockholder Approval Date”). The Series A Common Warrants will expire on the five-year anniversary of the Initial Exercise Date. The Series B Common Warrants will have an exercise price per share of $0.20 and will be exercisable beginning on the Initial Exercise Date. The Series B Common Warrants will expire on the two and one-half year anniversary of the Initial Exercise Date. The issuance of Common Warrant Shares upon exercise of the Common Warrants is subject to stockholder approval under applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”) (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective, the “Stockholder Approval Date”). We intend to hold a meeting to obtain Stockholder Approval within 60 days of January 6, 2025.

Dawson James Securities, Inc. acted as the sole book-running manager (the “Underwriter”) for the Offering.

The net proceeds of the Offering, after deducting the fees and expenses of the Underwriter, described in more detail below, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise in cash of the Pre-Funded Warrants and Common Warrants, were approximately $13.3 million. The potential additional gross proceeds to the Company from the Common Warrants, if fully exercised on a cash basis, will be approximately $81.1 million. No assurance can be given that any of the Common Warrants will be exercised. The Company intends to use the net proceeds from the Offering, together with our existing cash, to redeem all outstanding shares of our Series B Preferred Stock at a redemption price per share equal to $1,000 plus all accrued but unpaid dividends on each such share, with the remaining net proceeds to be used to build out the product platforms, expand the Company’s sales and marketing efforts, and for general and administration expenses and other general corporate purposes. The Offering closed on January 16, 2025 (the “Closing”).

In connection with the Offering, the Company’s directors and officers entered into lock-up agreements (the “Lock-Up Agreement”), pursuant to which, for a period of 90 days following the Closing, each agreed not to offer, pledge, sell, contract to sell, grant, lend or otherwise dispose of, directly or indirectly, any Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, subject to customary exceptions. In addition, pursuant to the Underwriting Agreement, until 45 days after the Stockholder Approval Date, the Company has agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents, or (ii) file any registration statement or amendment or supplement thereto, other than with respect to the registration statement on Form S-1 filed in connection with the Offering, or a registration statement on Form S-8, except for the securities issued pursuant to the Underwriting Agreement or otherwise in connection with the Offering. The Company also agreed that from the date of the Underwriting Agreement, until 90 days after the Stockholder Approval Date, the Company is not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock involving a Variable Rate Transaction (as defined in the Underwriting Agreement), subject to certain exceptions.

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The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A holder will not have the right to exercise any portion of the Common Warrants or Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, respectively.

The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Series A Common Warrants, the Series B Common Warrants, and the Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1 originally filed on December 11, 2024, as amended (including the prospectus forming a part of such Registration Statement), with the Securities and Exchange Commission (the “SEC”) under the Securities Act (File No. 333-283724), and declared effective by the SEC on January 14, 2025 (the “Registration Statement”), as well as a related registration statement on Form S-1MEF, filed with the SEC on January 14, 2025.

The foregoing description of the Underwriting Agreement, the Lock-Up Agreement, the Pre-Funded Warrants, the Series A Common Warrants, and the Series B Common Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Underwriting Agreement, the form of the Lock-Up Agreements, the form of Pre-Funded Warrant, the form of Series A Common Warrant, and the form of Series B Common Warrant, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, and 4.3, respectively, to this Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit Number	Description
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
4.3	Form of Pre-Funded Warrant
10.1	Underwriting Agreement, dated January 15, 2025, between the Company and Dawson James Securities, Inc.
10.2	Form of Lock-up Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARION, INC.

January 17, 2025	By:	/s/ John Lorbiecki
	Name:	John Lorbiecki
	Title:	Chief Financial Officer

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